7TH AMENDMENT OF OFFICE LEASE

     THIS 7TH AMENDMENT OF OFFICE LEASE ("7th Amendment") is made on June 7, 1999, between STEVENS CREEK ASSOCIATES, a California general partnership, d/b/a TRIZECHAHN PLAZA OF THE AMERICAS MANAGEMENT, whose address is 700 North Pearl Street, Suite 300, Dallas, Texas 75201 ("Landlord"), and AMRESCO, INC., a Delaware Corporation ("Tenant"), whose address is 700 North Pearl Street, Suite 2400.

                          RECITALS

     A. K-P Plaza Limited Partnership, a Texas limited partnership ("K-P Plaza"), and Tenant entered into an Office Lease Agreement dated February 9, 1996, ("Lease"), for premises consisting of approximately 125,279 rentable square feet on the entire 17th, 22nd, 23rd, 24th and 25th floors and a part of the 16th floor of the building located at 700 North Pearl Street (the "North Tower") within the development commonly known as the Plaza of the Americas ("Building"), Dallas, Texas and commonly, Collectively referred to as Suite 2400 ("Premises").

     B.   K-P  Plaza and Tenant amended the Lease  by  First
          Amendment to Office Lease dated July 17, 1996, Second
          Amendment to Lease Agreement dated May 27, 1997, and a Third Amendment to Lease Agreement dated September 22, 1997.

     C.   KAB Plaza Partners, L.P., a Texas limited partnership
          ("KAB Plaza"), successor-in-interest to K-P Plaza and Tenant further amended the Lease by a Lease Expansion and Fourth Amendment to Lease Agreement dated January 6, 1998, a Lease Expansion and Fifth Amendment to Lease Agreement dated March 25, 1998, and a Lease Expansion and Sixth Amendment to Lease Agreement dated July 6, 1998 (Lease and Amendment(s) collectively, "Lease as amended").

     D. Landlord is the successor in interest to KAB Plaza under the Lease as amended.

     E. Landlord and Tenant desire to further amend the Lease as amended to (1) expand the Premises by an additional 1,455 rentable square feet on the 21st floor of the North Tower and (2) adjust the rents and other charges to be paid.

     THEREFORE, in consideration of the mutual covenants and agreements stated in the Lease as amended and below, and for other sufficient consideration received and acknowledged by each party, Landlord and Tenant agree to amend the Lease as amended as follows:

     1.   RECITALS. All recitals are fully incorporated.

     2.   LANDLORD'S ADDRESS. "Landlord's Address" as defined in
          "Basic Office Lease Information" of the Lease as amended shall be deleted and the following substituted therefore:
               TRIZECHAHN PLAZA OF THE AMERICAS MANAGEMENT
               700 North Pearl Street, Suite 300
               Dallas, Texas 75201
               Attention: Property Manager
               Fax: (214) 720-8005
               Telephone: (214) 720-8000

               With a copy to:
               TRIZECHAHN PLAZA OF THE AMERICAS MANAGEMENT
               C/O TrizecHahn Office Properties Inc.
               500 W. Madison Street, Suite 3650
               Chicago, Illinois 60661
               Attention: Sr. Vice President, Operations
               Fax: (312) 466-1710
               Telephone: (312) 466-3000

               And If Notice of Default, Copy to:
               TRIZECHAHN PLAZA OF THE AMERICAS MANAGEMENT
               C/O TrizecHahn Office Properties Inc.
               3011 West Grand Blvd., Suite 450
               Detroit, Michigan 48202
               Attn: Legal Counsel
               Fax: (313) 874-4788
               Telephone: (313) 874-4444

               And if for Payments:
               TRIZECHAHN PLAZA OF THE AMERICAS MANAGEMENT
               700 North Pearl Street, Suite 300
               Dallas, Texas 75201
               Attention: Property Manager
               Fax: (214) 720-8005
               Telephone: (214) 720-8000
               Or such other place and/or person or entity as Landlord may designate from time to time.

     3.   PREMISES EXPANSION. Effective as of March 1, 1999, (the
          "7th Expansion Commencement Date"), the Premises shall be expanded to include the 1,455 rentable square feet of area located on the 21st floor of the North Tower as shown hatched on the "7th EXPANSION SPACE FLOOR PLAN" attached and incorporated as Exhibit A(7a) to this 7th Amendment and commonly known as Suite 2120 ("7th Expansion Space"). Until the expiration of the 7th Expansion Lease Term (as defined below), the Premises shall encompass and be collectively described as "Suite 2400" on the 4th, 16th, 17th, 18th,
          19th, 21st, 22nd, 23rd, 24th and 25th floors of the Building, as shown hatched on the "7th AMENDMENT FLOOR PLAN" attached and incorporated as Exhibit A(7b) to this 7th Amendment for a total Premises of 200,542 rentable square feet.

     4. EXPANSION SPACE LEASE TERM. The Lease Term as it pertains to the 7th Expansion Space shall commence on March 1, 1999 and shall expire on February 29, 2000 ("7th
          Expansion Lease Term").

     5.   BASIC RENTAL, TENANT PROPORTIONATE SHARE, AND EXPENSE
          STOP. Effective during the 7th Expansion Lease Term and for the 7th Expansion Space only, Basic Rental, Tenant's
          Proportionate Share of Operating Expenses and Expense Stop shall be as follows:

          a.   The Basic Rental shall be as follows:

                             Rate per
                             Rentable        Annual Basic   Monthly Basic
       Period               Square Foot        Rental         Rental
3/1/99 through 4/29/2000     $19.00          $27,645.00     $2,303.75

          b. "Tenant's Share of Operating Expenses" as defined in the Basic Office Lease Information shall be amended as follows:

          Tenant's
          Proportionate
          Share:          It  is stipulated and agreed  that
          for all purposes under this 7th Amendment, the Tenant's Proportionate Share is 0.1392% (0.001392), obtained by dividing (a) the 1,455 rentable square feet in the 7th Expansion Space by
          (b) the 1,045,551 rentable square feet in the Buildings. The foregoing numbers of rentable square feet are stipulations and establish a material part of the economic basis for the execution of this 7th Amendment by Landlord and shall not be adjusted unless the rentable area of the 7th Expansion Space is increased or decreased.

          (c)  "Expense  Stop" as defined in  the  Basic
            Office Lease Information shall be amended as follows:

          Expense
          Stop:     1999 Basic Cost per rentable square foot.
                  Operating expanses for the base year and subsequent years will be adjusted to reflect an occupancy level of 95%.

          (d) The first sentence of Article 4, Section (e) of the Office Lease shall read as follows:

                e. Adjustments to Electrical Costs. With respect to any calendar year or partial calendar year, the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Buildings been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

          (e) Paragraph (d) of Exhibit C to the Lease as amended shall be amended to read as follows:

               (d) With respect to any calendar year or partial calendar year, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Buildings been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

     6. DELIVERY OF 7TH EXPANSION SPACE. Tenant acknowledges and agrees that Tenant will accept the 7th Expansion Space in an "as is" condition, and that, as of the date of this 7th Amendment, the 7th Expansion Space is in good order and satisfactory condition. No promises to alter, remodel or improve the 7th Expansion Space, Premises or Building and no representations concerning the condition of the 7th Expansion Space, Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease as amended (including this 7th Amendment) and any tenant improvements constructed therein by Tenant will be subject to all terms and provisions of the lease as amended including, without limitation, the provisions of Section
          8 ("Improvements; Alterations; Repairs; Maintenance.").

     7.   AMENDMENT TO ARTICLE 4, ("RENT"). Article 4 of the
          Lease as amended shall be amended by adding the following new Subsection (g) at the end thereof:

          (f)  The foregoing notwithstanding, Tenant shall, at its
            sole cost and expense, have the right to install additional air conditioning units and/or air handling equipment for the Premises, and draw additional power, if available, or bring in additional power to the Premises for Tenant's own use, provided any such installation or providing of additional power shall (a) comply with applicable law and (b) otherwise be in compliance with the terms and conditions of this Lease as amended, including, but not limited to, the provisions of
            Article 7 ("Landlord's Obligations"), Article 8 ("Improvements; Alterations; Repairs, Maintenance") and
            Article 13 ("Rules and Regulations").

     8. PARKING. During the 7th Expansion Lease Term, Tenant or persons designated by Tenant shall have the right (but not the obligation) to rent in the Garage on an unreserved and non-exclusive basis one (1) additional parking space in the Garage. The rent for such parking space shall be the rate from time to time designated by Landlord as standard for the Building, which, on the execution date of the 7th Amendment, is $115.00. Landlord shall provide Tenant at lease thirty
          (30) days' notice of any change in the parking rates at the Garage and the giving of such notice shall be deemed an amendment to this 7th Amendment and Tenant shall thereafter pay the adjusted rent. All payments of rent for parking spaces shall be made (a) at the same time as Basic Rental is due under the Lease as amended and (b) to Landlord or to such persons (for example but without limitation, the manager of the Garage) as Landlord may direct from time to time.

     9. OFFICE SPACE LICENSE AGREEMENTS. Landlord and Tenant acknowledge that two prior license agreements were entered into for additional office space for Tenant in the Building:
          (a) Office Space License Agreement dated January 6, 1998 by and between K-P Plaza and Tenant for premises consisting of approximately 3,589 rentable square feet of area and commonly known as for Suite 2170/2160 in the North Tower of the Building and (b) Office Space License Agreement dated April 1, 1998 by and between KAB Plaza and Tenant for premises consisting of approximately 6,189 rentable square feet of area and commonly known as for Suite 510 in the North Tower of the Building. Landlord and Tenant acknowledge and agree that both license agreements have expired and are of no further force or affect and that Landlord and its predecessors-in-interest, K-P Plaza and KAB Plaza, as lessors, and Tenant, as lessee, have fully performed their respective obligations thereunder.

     10.  CONFLICTING PROVISIONS. If any provisions of this 7th
          Amendment conflict with any of those of the Lease as amended, then the provisions of this 7th Amendment shall govern.

     11.  REMAINING LEASE PROVISIONS. Except as stated in this
          7th Amendment, all other viable and applicable provisions of the Lease as amended shall remain unchanged and continue in full force and effect throughout the Lease Term.

     12. BINDING EFFECT. Landlord and Tenant ratify and confirm the Lease as amended and agree that this 7th Amendment shall bind and inure to the benefit of the parties, and their respective successors, assigns and representatives as of the date first stated.

AFFIRMING  THE  ABOVE, the parties have  executed  this  7th
AMENDMENT OF OFFICE LEASE on the date first stated.

WITNESSES                     LANDLORD
                              STEVENS CREEK ASSOCIATES
                              By:  //Antonio A. Bismonte
                                   Antonio A. Bismonte
                                   Senior Vice President

                              By:  //Donald R. Brown
                                   Donald R. Brown
                                   Senior Vice President

                              TENANT
                              AMRESCO, INC.

                              By:   //Derek Nash
                              Name:   Derek Nash
                              ITS:    Vice President, Facilities